UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 22, 2019

LENNOX INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2140 Lake Park Blvd.
Richardson, Texas 75080
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (972) 497-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
As of January 22, 2019, Lennox International Inc. (the “Company”) entered into the Third Amendment (Incremental Amendment) to the Sixth Amended and Restated Credit Facility Agreement (the “Third Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto, which further amends the Company’s Sixth Amended and Restated Credit Facility Agreement, dated August 30, 2016 (as amended, amended and restated, modified or supplemented from time to time through the date hereof, the “Credit Agreement.”)
The Amendment provided for $350 million in additional commitments available to be drawn under the unsecured revolving credit facility (the “Incremental Increase”). The unsecured revolving facility after the Incremental Increase has a total availability of $1.0 billion and continues to include a subfacility for swingline loans of up to $65 million and continues to provide for the issuance of letters of credit up to $100.0 million.

The loans under the Credit Agreement are either ABR (Alternative Base Rate) Loans or Eurodollar Loans. ABR Loans bear interest at the Alternate Base Rate plus the Applicable Rate. Eurodollar Loans bear interest at the Adjusted LIBO Rate (as defined below) for the applicable interest period plus the Applicable Rate. Except for the addition of a 1.0% floor applicable to ABR Loans and a 0.0% floor applicable to Eurodollar Loans, the Applicable Rates under the Credit Agreement remain unchanged.

The aggregate principal amount of the term loan facility under the Credit Agreement remain unchanged. The maturity dates of both the term and revolving facilities under the Credit Agreement remain August 30, 2021.

A copy of the Third Amendment is filed as Exhibit 10.1 hereto. The foregoing description of the terms of the Credit Agreement as amended by the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1
Third Amendment (Incremental Amendment) to Sixth Amended and Restated Credit Facility Agreement dated as of January 22, 2019, among Lennox International Inc., a Delaware corporation, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (filed herewith).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LENNOX INTERNATIONAL INC.

Date: January 24, 2019

By:	/s/ Sarah W. Braley
Name:	Sarah W. Braley
Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit
Number        Description

10.1
Third Amendment (Incremental Amendment) to Sixth Amended and Restated Credit Facility Agreement dated as of January 22, 2019, among Lennox International Inc., a Delaware corporation, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (filed herewith).